EXHIBIT 4.3


This Security is a Registered Global Security and is registered in the name of The Depository Trust Company, a New York corporation ("DTC"), or a nominee thereof. This Security may not be exchanged in whole or in part for a Security in definitive registered form, and no transfer of this Security in whole or in part may be registered in the name of any Person other than DTC or its nominee, except in the limited circumstances described elsewhere herein.

Unless this Security is presented by an authorized representative of DTC to the Company (as defined below) or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No. SPECIMEN                                                          $_________
                                                             CUSIP NO. 156700AB2
                                CENTURYTEL, INC.
              7.750% Remarketable Senior Notes, Series I, Due 2012

INTEREST RATE TO REMARKETING DATE: 7.750%
REMARKETING DATE:                  October 15, 2002
INTEREST RATE TO MATURITY:         See Further Provisions set forth herein
MATURITY DATE:                     October 15, 2012, Subject To Extension
                                    as set forth herein
INTEREST PAYMENT DATES:            April 15 and October 15, commencing April 15,
                                    2001 through the first Remarketing Date and thereafter, as set forth herein

         CenturyTel, Inc., a corporation duly organized and existing under the laws of the State of Louisiana (herein referred to as the "Company"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $____________ Dollars on October 15, 2012 (unless and to the extent earlier redeemed or repaid prior to such maturity date), or at such other maturity date determined in accordance with the terms hereof, and to pay interest on such principal sum semi-annually in arrears on April 15 and October 15 of each year, commencing April 15, 2001, to the Remarketing Date specified above, at the Interest Rate to Remarketing Date specified herein, and thereafter, subject to the terms and conditions set forth herein, at the interest rates determined by the Remarketing Dealer (as defined herein) in accordance with the procedures referred to herein, and on the Interest Payment Dates referred to herein from the most recent Interest Payment Date to which interest on the Securities has been paid or duly provided for, or, if no interest has been paid or provided for, from October 19, 2000. Notwithstanding the foregoing, if the date hereof is after a Regular Record Date and before the following Interest Payment Date, this Security shall bear interest from such Interest Payment Date; provided that if the Company shall default in the payment of interest due on such Interest Payment Date, then this Security shall bear interest from the immediately preceding Interest Payment Date to which interest on the Securities has been paid or duly provided for, or, if no interest has been paid or duly provided for on the Securities, from October 19, 2000.

         The interest so payable on any Interest Payment Date will, except as otherwise provided in the Indenture (as defined herein), be paid to the Person in whose name this Security (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business on April 1 or October 1 (whether or not a Business Date), if the Interest Payment Dates are April 15 or October 15, respectively, or on the fifteenth calendar day (whether or not a Business Day) immediately preceding any other applicable Interest Payment Date. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the registered holder on such Regular Record Date and may either be paid to the person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee (in accordance with the Indenture), notice whereof shall be given to the registered holder or holders of the Securities of this series not more than 15 and not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Securities of this series may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture. The principal of and the interest on this Security shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debt, at the office of the Company maintained for that purpose in the City of Monroe and State of Louisiana, or the Borough of Manhattan, the City and State of New York. Interest on overdue principal and (to the extent permitted by applicable law) on overdue installments of interest shall accrue at the then applicable interest rate of this Security.

         The provisions of this Security are continued on the following pages hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

         Dated:   October 19, 2000            CENTURYTEL, INC.

                                              By __________________
                                                   Vice President

         Attest:___________________           By __________________
                                                   Secretary

                         CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the above-designated series therein referred to in the within-mentioned Indenture.

Regions Bank,as Trustee, Authenticating Agent and Security Registrar

By ___________________________________
         Authorized Officer


                         Additional Terms of Security

         This Security is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Securities"), all issued or to be issued in one or more series under and pursuant to an Indenture dated as of March 31, 1994 duly executed and delivered between the Company and Regions Bank, an Alabama banking corporation organized and existing under the laws of the State of Alabama (as successor-in-interest to Regions Bank of Louisiana and First American Bank & Trust of Louisiana), as Trustee (herein referred to as the "Trustee") (such Indenture hereinafter referred to as the "Indenture"), to which Indenture reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities. By the terms of the Indenture, the Securities are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This Security is one of the series designated on the face hereof (herein called the "Series") initially issued in the aggregate principal amount of $400,000,000. Nothing herein shall limit the Company's rights to issue additional Securities of this Series.

         In case an Event of Default, as defined in the Indenture, with respect to the Series shall have occurred and be continuing, the principal of all of the Securities of the Series may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time Outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Securities or any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Security so affected or (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security then Outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the holders of Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on any of the Securities of such series. Any such consent or waiver by the registered holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and of any Security issued in exchange hereof or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times and place and at the rate and in the currency herein prescribed.

         Certain provisions relating to the remarketing of the Securities set forth below are contained in the Remarketing Agreement.

         Interest Payments on the Securities shall be in the amount of interest accrued from and including the immediately preceding Interest Payment Date (or from and including October 19, 2000 with respect to the initial interest payment) to but excluding the relevant Interest Payment Date, Remarketing Date or Stated Maturity Date, as the case may be.

         The rate of interest on the Securities for the period from October 19, 2000 to but excluding October 15, 2002, which is the first Remarketing Date, will be 7.750% per annum.

         From and including the first Remarketing Date, the rate of interest on the Securities will be either the Interest Rate to Maturity (if the first Remarketing Date is also the Fixed Rate Remarketing Date) or the Floating Period Interest Rate based on the accrual method described below (if the first Remarketing Date is also the Floating Rate Remarketing Date), if any.

         During the Floating Rate Period, the Securities shall accrue interest on the Dollar Price thereof at a rate per annum equal to the Floating Period Interest Rate, with respect to each Floating Rate Reset Period, such interest to accrue from the first Reference Rate Reset Date to but excluding the Floating Period Termination Date (with interest accruing during all intervening periods from each applicable Reference Rate Reset Date to but excluding the next Reference Rate Reset Date or the Floating Period Termination Date, as applicable). The amount of interest to be paid for any Floating Rate Reset Period will be calculated by adding the daily interest amounts for each day in the Floating Rate Reset Period.

         If the first Remarketing Date is also the Floating Rate Remarketing Date, then from and including the subsequent Fixed Rate Remarketing Date, the rate of interest on the Securities will be payable at the Interest Rate to Maturity.

         During the period prior to the first Remarketing Date and the period after the Fixed Rate Remarketing Date, interest shall be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Securities during the Floating Rate Period shall be computed on the basis of the actual number of days in each Floating Rate Reset Period over a 360-day year.

         Interest payable on any Interest Payment Date will be payable to the persons in whose names the Securities are registered on April 1 or October 1 (whether or not a Business Day), if the Interest Payment Dates are April 15 or October 15, respectively, or on the 15th calendar day (whether or not a Business
Day) immediately preceding any other applicable Interest Payment Date.

         If any interest, principal or other payment date of the Securities (including any payment date in connection with a mandatory tender or mandatory redemption) occurring during a period when the Securities are accruing interest at a fixed rate does not fall on a Business Day, a payment otherwise payable on that day will be made on the next succeeding Business Day. Such payment will have the same effect as if made on the originally scheduled payment date, and no interest will accrue for the period from and after such payment date. In the case of any such payment that accrues interest at a floating rate, interest will accrue from such originally scheduled payment date to but excluding, and shall be payable on, the next succeeding Business Day (except in the case of an interest payment on the Stated Maturity Date, in which case no interest will accrue from and after the Stated Maturity Date).

         The principal of and the interest on the Securities shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at any one or more offices or agencies of the Company maintained for such purpose in accordance with the Indenture. The Interest Rate to Maturity and the Floating Rate Interest Rate, if any, for the Securities announced by the Remarketing Dealer, absent manifest error, shall be binding and conclusive upon the beneficial owners of the Securities, the Company and the Trustee.

         If the Remarketing Dealer gives notice to the Company and the Trustee on the Notification Date, in accordance with the Remarketing Agreement, of its intention to purchase the Securities for remarketing on the first Remarketing Date, the Securities shall be automatically tendered, or deemed tendered, to the Remarketing Dealer for purchase on such Remarketing Date in accordance with the terms and conditions of the Remarketing Agreement, except as provided in the case of a mandatory redemption, optional redemption, or post-remarketing optional redemption, all as described further herein. The purchase price payable to the holders of such tendered Securities will be equal to 100% of the aggregate principal amount thereof on the first Remarketing Date.

         Upon the  occurrence  of a  subsequent  Remarketing  Date,  if any, the
Securities shall be automatically tendered, or deemed tendered, to the Remarketing Dealer for purchase on such Remarketing Date in accordance with the terms and conditions of the Remarketing Agreement, except as provided in the case of a mandatory redemption, optional redemption, or post-remarketing optional redemption. The purchase price payable to the holders of such tendered Securities will be the Dollar Price thereof on any such subsequent Remarketing Date. The Company shall give notice to the Remarketing Dealer and the Trustee of any subsequent Remarketing Date at least five Business Days before such Remarketing Date.

         If the Securities are tendered for remarketing, the Remarketing Dealer shall sell 100% of the aggregate principal amount of the Securities at the Dollar Price to the Reference Corporate Dealer or the Reference Money Market Dealer, whichever is applicable, providing the lowest Bid. If two or more of the applicable Reference Dealers provide the lowest Bid, the Remarketing Dealer shall sell the Securities to one or more of such Reference Dealers, as it determines in its sole discretion. The obligation of the Remarketing Dealer to purchase the Securities on the Remarketing Date is subject to the conditions set forth in the Remarketing Agreement.

         The Company shall be required to redeem the Securities from the Holders in whole on the applicable Remarketing Date at a redemption price equal to 100% of the aggregate principal amount of the Securities, if such Remarketing Date is the first Remarketing Date, or the Dollar Price on any subsequent Remarketing Date plus all accrued and unpaid interest, if any, to such Remarketing Date, upon the occurrence of certain events or conditions specified in the Remarketing Agreement, including without limitation if (i) the Remarketing Dealer for any reason does not notify the Company of the Floating Period Interest Rate or of the Interest Rate to Maturity by 4:00 p.m., New York City time, on the applicable Determination Date, (ii) prior to any Remarketing Date, the Remarketing Dealer resigns and no successor has been appointed on or before such Determination Date, (iii) at any time after the Remarketing Dealer elects on the Notification Date to remarket the Securities, the Remarketing Dealer elects to terminate the Remarketing Agreement in accordance with its terms, (iv) the Remarketing Dealer for any reason does not elect by notice to the Company and the Trustee not later than such Notification Date to purchase all of the Securities for remarketing on such Remarketing Date, (v) the Remarketing Dealer for any reason does not deliver the purchase price of the Securities to the Trustee on the Remarketing Date, or does not purchase all tendered Securities on such Remarketing Date, or (vi) the Company for any reason fails to redeem the Securities from the Remarketing Dealer following the Company's election to effect such redemption.

         The Company shall have the right to redeem the Securities, in whole, from the Remarketing Dealer on any Remarketing Date in accordance with the procedures set forth below and further defined in the Remarketing Agreement. If the Remarketing Dealer elects in connection with the first Remarketing Date, or is obligated, in connection with the subsequent Remarketing Date, if any, to remarket the Securities, the Company shall, notwithstanding Section 3.02 of the Indenture, notify the Remarketing Dealer and the Trustee, not later than 4:00 p.m. New York City time on the fourth Business Day immediately preceding any Remarketing Date, if the Company irrevocably elects to exercise its right to redeem the Securities, in whole, from the Remarketing Dealer on such Remarketing Date. If the Company so elects to redeem the Securities, the Company shall redeem the Securities in whole on the first Remarketing Date or on the subsequent Remarketing Date at the Dollar Price, in each case, plus accrued and unpaid interest, if any, to such Remarketing Date.

         After the Fixed Rate Remarketing Date, the Securities are redeemable, in whole or in part, at any time, and at the option of the Company, at a redemption price equal to the greater of: (1) 100% of the principal amount of the Securities then outstanding to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, and 35 basis points, as calculated by an Independent Investment Banker, plus, in either of the above cases, accrued and unpaid interest thereon to the applicable redemption date.

         The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

         Under Section 3.02 of the Indenture, the Company will mail a notice of redemption at least 30 days but not more than 60 days before a redemption date to each record holder of the Securities to be redeemed. Notwithstanding Section
3.02 of the Indenture, if the Company becomes obligated to redeem the Securities under the Remarketing Agreement on a date that will not permit the Company to provide at least 30 days notice prior to such redemption, then the Company shall provide each record holder of such Securities with as much notice of the redemption date as is reasonably practicable under the circumstances. If the Company elects to partially redeem the Securities, the Trustee will select in a fair and appropriate manner the Securities to be redeemed.

         If the redemption of the Securities is in part only, a new Security or Securities for the unredeemed portion will be issued in the name or names of the registered holder or holders thereof upon surrender thereof.

         Except as provided above, the Securities are not otherwise redeemable prior to maturity.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the holders of not less than a majority in principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the holders of a majority in principal amount of Securities at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the holder of this Security for the enforcement of any payment of principal hereof or premium, if any, or interest hereon on or after the respective due dates expressed or provided for herein.

         As provided in the Indenture and subject to certain limitations therein set forth, this Security is transferable by the registered holder hereof on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company in the City of Monroe and State of Louisiana, or any other authorized office or agency of the Company established for this purpose, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Security the Company, the Trustee, any Paying Agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Security shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Security Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, affiliate, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         For purposes hereof, the following terms shall have the following meanings:

         "Adjusted Treasury Rate" means, with respect to any redemption date:

         (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities", for the maturity corresponding to the Post- Remarketing Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Securities, yields for the two published maturities most closely corresponding to the Post- Remarketing Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

         (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Post-Remarketing Comparable Treasury Issue, calculated using a price for the Post-Remarketing Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Post-Remarketing Comparable Treasury Price for such Redemption Date.


         "Applicable Spread" shall be the lowest Fixed Rate Bid, expressed as a spread (in the form of a percentage or in basis points) above the Base Rate for the Securities, obtained by the Remarketing Dealer by 3:30 p.m., New York City time, on the Fixed Rate Determination Date from the Fixed Rate Bids quoted to the Remarketing Dealer by up to five Reference Corporate Dealers.

         "Base Rate" means 5.72% per annum.

         "Bid" means a Fixed Rate Bid or a Floating Rate Bid, as the case may be.

         "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in New York, New York or Monroe, Louisiana are authorized or obligated by law or executive order to close.

         "Comparable Treasury Issue" means the U.S. Treasury security or securities selected by the Remarketing Dealer, as of the first Determination Date as being the then current on-the-run ten-year U.S. Treasury security (meaning the then most recently issued ten-year U.S. Treasury security), unless, in the reasonable judgment of the Remarketing Dealer, the then on-the-run ten-year U.S. Treasury security is not then being used as the "pricing bond" for comparable corporate issues, in which case, the Comparable Treasury Issue will mean the "pricing bond" used at the time for comparable corporate issues or, if, in the reasonable judgment of the Remarketing Dealer, there is no such "pricing bond," then the Comparable Treasury Issue will mean the U.S. Treasury security or securities selected by the Remarketing Dealer as of the first Determination Date as having an actual maturity comparable to the remaining term of the Securities.

         "Comparable   Treasury  Price"  means,   with  respect  to  the  first
Remarketing Date:

          (1) the offer prices for the Comparable Treasury Issue (expressed in each case as a percentage of their principal amount) at 12:00 noon, New York City time, on the first Determination Date, as set forth on Telerate Page 500 (or such other page as may replace Telerate Page 500), or

          (2) if such page (or any successor page) is not displayed or does not contain such offer prices on such first Determination Date, (a) the average of up to five Reference Treasury Dealer Quotations for such Remarketing Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or
                   (b) if fewer than five such Reference Treasury Dealer Quotations are obtained, the average of all such quotations.

         "Determination Date" means either the Fixed Rate Determination Date or the Floating Rate Spread Determination Date.

         "Dollar Price" means (1) the principal amount of the Securities, plus,
(2) the premium equal to the excess, if any, of (A) the present value, as of the first Remarketing Date, of the Remaining Scheduled Payments, discounted to such first Remarketing Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, over (B) the principal amount of the Securities.

         "Fixed Rate Bid" means an irrevocable offer to purchase the aggregate outstanding principal amount of the Securities at the Dollar Price, but assuming:

          (1) a settlement date that is the Fixed Rate Remarketing Date, without accrued interest,
          (2) a maturity date that is the 10th anniversary of the Fixed Rate Remarketing Date, and
          (3) a stated annual interest rate equal to the Base Rate plus the spread bid by the Reference Corporate Dealer.

          "Fixed Rate Determination Date" means the third Business Day prior to the Fixed Rate Remarketing Date.

          "Fixed Rate Remarketing Date" means (a) the first Remarketing Date, assuming the Remarketing Dealer has elected to purchase the Securities and the Company has not elected to exercise its Floating Period Option, or (b) the subsequent Remarketing Date on which the Remarketing Dealer is obligated to remarket the Securities, in the event that the Company has elected to exercise its Floating Period Option.

          "Floating Period Interest Rate" means the sum of the Reference Rate and the Floating Rate Spread.

          "Floating Period Notification Date" means the fourth Business Day immediately preceding the first Remarketing Date.

          "Floating Period Option" means the Company's right, on any date subsequent to the Remarketing Dealer's election to purchase the Securities, but prior to the fourth Business Day immediately preceding the first Remarketing Date, to require the Remarketing Dealer to remarket the Securities at the Floating Period Interest Rate.

          "Floating Period Termination Date" means a date during the Floating Rate Reset Period that would otherwise be the Reference Rate Reset Date following the date the Company elects to terminate the Floating Rate Period or the Reference Rate Reset Date that would otherwise occur in the month in which the first anniversary of the first Remarketing Date occurs, whichever is earlier.

          "Floating Period Termination Notification Date" means a date during the Floating Rate Reset Period on which the Company elects to terminate the Floating Rate Period, which date shall be at least five Business Days prior to the Floating Period Termination Date.

          "Floating Rate Bid" means an irrevocable offer to purchase the aggregate outstanding principal amount of the Securities at the Dollar Price, but assuming:

          (1) a settlement date that is the Floating Rate Remarketing Date without accrued interest,
          (2)     a maturity date equal to the Floating Period Termination Date,
          (3) a stated annual interest rate equal to the Reference Rate plus the Floating Rate Spread,
          (4) that such Securities are callable for repurchase by the Remarketing Dealer at the Dollar Price on the Floating Period Termination Date, and
          (5)     that the  Company  will redeem the  Securities  at the Dollar
                  Price  on  the  Floating  Period   Termination  Date  if  not
                  previously repurchased by the Remarketing Dealer.

          "Floating Rate Period" means the period from (and including) the Floating Rate Remarketing Date to (but excluding) the Floating Period Termination Date.

          "Floating Rate Remarketing Date" means October 15, 2002 in the event that the Company has elected to exercise its Floating Period Option.

          "Floating Rate Reset Period" means the period from (and including) the first Reference Rate Reset Date to (but excluding) the next following Reference Rate Reset Date, and thereafter the period from (and including) a Reference Rate Reset Date to (but excluding) the next following Reference Rate Reset Date; provided that the final Floating Rate Reset Period during the Floating Rate Period will run to (but exclude) the Floating Period Termination Date.

          "Floating Rate Spread" shall be the lowest applicable Floating Rate Bid expressed as a spread (in the form of a percentage or in basis points) above the Reference Rate obtained by the Remarketing Dealer by 3:30 p.m., New York City time, on the third Business Day prior to the Floating Rate Remarketing Date, from the Floating Rate Bids quoted to the Remarketing Dealer by up to five Reference Money Market Dealers.

          "Floating Rate Spread Determination Date" means the third Business Day prior to the Floating Rate Remarketing Date.

          "Independent   Investment   Banker"   means  either  Banc  of  America
Securities LLC or Salomon Smith Barney Inc. and their respective successors as selected by the Company, or if both of these firms are unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Company.

          "Initial Rate" means 7.750% per annum.

          "Interest Payment Date" means the dates on which the Company shall be obligated to make interest payments on the Securities, which dates shall be, as applicable:

          (1) during the period prior to and including the first Remarketing Date semi-annually in arrears on April 15 and October 15, commencing on April 15, 2001; and
          (2) during the period after the Fixed Rate Remarketing Date, if any, semi-annually in arrears on each day that is a six-month anniversary of such date; and
          (3) during the period after the Floating Rate Remarketing Date, if any, in arrears on each Reference Rate Reset Date commencing on the Reference Rate Reset Date following the first Reference Rate Reset Date and ending on the Floating Period Termination Date.

          "Interest Rate to Maturity" shall be equal to the sum of the Base Rate and the Applicable Spread, which will be based on the Dollar Price. The Interest Rate to Maturity will be determined by the Remarketing Dealer to the nearest one hundredth of one percent per annum (0.01%).

          "LIBOR Business Day" means a day that is a Business Day and a London Business Day.

          "London Business Day" means any day on which dealings in U.S. dollars are transacted in the London Inter-Bank Market.

          "Notification Date" means a Business Day not earlier than 20 Business Days prior to the first Remarketing Date, and not later than 4:00 p.m., New York City time, on the 15th Business Day prior to the first Remarketing Date, on which the Remarketing Dealer notifies the Company and the Trustee as to whether it elects to purchase the Securities on such Remarketing Date.

          "Original Issue Date" means October 19, 2000.

          "Post-Remarketing Comparable Treasury Issue" means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities or, if, in the reasonable judgment of the Independent Investment Banker, there is no such security, then the Post-Remarketing Comparable Treasury Issue will mean the U.S. Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity or maturities comparable to the remaining term of the Securities.

          "Post-Remarketing Comparable Treasury Price" means (1) the average of five Post-Remarketing Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Post-Remarketing Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Post Remarketing Reference Treasury Dealer Quotations, the average of all such quotations.

          "Post-Remarketing Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Post-Remarketing Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

          "Reference Corporate Dealer" means each of up to five leading dealers of publicly traded debt securities, including the Company's debt securities, which shall be selected by the Company. The Company will advise the Remarketing Dealer of its selection of Reference Corporate Dealers no later than five Business Days prior to the Fixed Rate Remarketing Date. If Banc of America Securities LLC is then acting as the Remarketing Dealer, then it will be among the Reference Corporate Dealers the Company will select.

          "Reference Money Market Dealer" means each of up to five dealers of publicly traded debt securities, including the Company's debt securities, selected by the Company, who are also leading dealers in money market instruments. The Company will advise the Remarketing Dealer of its selection of Reference Money Market Dealers no later than five Business Days prior to the Floating Rate Remarketing Date. If Banc of America Securities LLC is then acting as the Remarketing Dealer, then it will be among the Reference Money Market Dealers the Company will select.

          "Reference Rate" means:

          (1) The rate for each Floating Rate Reset Period which will be the rate for deposits in U.S. Dollars for a period of one month which appears on Telerate Page 3750 (or any successor page) as of 11:00 a.m., London time, on the applicable Reference Rate Determination Date.

          (2) If no rate appears on Telerate Page 3750 on the Reference Rate Determination Date, the Remarketing Dealer will request the principal London offices of four major reference banks in the London Inter-Bank Market to provide it with their offered quotations for deposits in U.S. Dollars for the period of one month, commencing on the first day of the Floating Rate Reset Period, to prime banks in the London Inter-Bank Market at approximately 11:00 a.m., London time, on the Reference Rate Determination Date and in a principal amount that is representative for a single transaction in U.S. Dollars in that market at that time. If at least two quotations are provided, then the Reference Rate will be the average of those quotations. If fewer than two quotations are provided, then the Reference Rate will be the average (rounded, if necessary, to the nearest one hundredth of one percent (0.01%)) of the rates quoted at approximately 11:00 a.m., New York City time, on the Reference Rate Determination Date by three major banks in New York City selected by the
                  Remarketing Dealer for loans in U.S. dollars to leading European banks, having a one-month maturity and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If the banks selected by the Remarketing Dealer are not
                  providing   quotations  in  the  manner   described  by  this
                  paragraph, the rate for the Floating Rate Reset Period following the Reference Rate Determination Date will be the rate in effect on that Reference Rate Determination Date.

          "Reference Rate Determination Date" will be the second LIBOR Business Day preceding each Reference Rate Reset Date.

          "Reference Rate Reset Date" means the first Remarketing Date or the 15th day of each month thereafter until (but excluding) the Floating Period Termination Date.

          "Reference Treasury Dealer" means each of up to five Primary U.S. Government Securities dealers (each a "Primary Treasury Dealer") to be selected by the Company, and their respective successors; provided that if any of the foregoing ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer. The Company will advise the Remarketing Dealer of its selection of Reference Treasury Dealers no later than five Business Days prior to the Fixed Rate Remarketing Date. If Banc of America Securities LLC is then acting as the Remarketing Dealer, then it will be among the Reference Treasury Dealers the Company will select.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer, the offer prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Remarketing Dealer by such Reference Treasury Dealer, by 3:30 p.m., New York City time, on the applicable Determination Date.

          "Remaining Scheduled Payments" means, the remaining scheduled payments of the principal of and interest on the Securities, calculated at the Base Rate, that would be due after the first Remarketing Date, to and including the Stated Maturity Date; provided that if such first Remarketing Date is not an Interest Payment Date, the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to first Remarketing Date.

          "Remarketing Agreement" means an agreement between the Company and the Remarketing Dealer, dated as of October 19, 2000, relating to the remarketing of the Securities.

          "Remarketing Date(s)" means (a) October 15, 2002 in the event the Remarketing Dealer elects to remarket the Securities and the Company has not elected to exercise its Floating Period Option or (b) October 15, 2002 and a subsequent remarketing date which shall fall on the 15th day of any one of the 12 consecutive months subsequent to the first Remarketing Date until October 15, 2003 if the Remarketing Dealer elects to remarket the Securities and the Company has elected to exercise its Floating Period Option.

          "Remarketing Dealer" means Banc of America Securities LLC or any successor Remarketing Dealer under the Remarketing Agreement.

          "Stated Maturity Date" means October 15, 2012 or in the event the Company elects to exercise its Floating Period Option, the tenth anniversary of the Fixed Rate Remarketing Date, but not later than October 15, 2013.

          "Telerate Page 500" means the display designated as "Telerate page 500" on Dow Jones Markets (or such other page as may replace "Telerate page 500" on such service) or such other service displaying the offer prices, as may replace Dow Jones Markets.

          "Telerate Page 3750" means the display designated as "Telerate page 3750" on Dow Jones Markets (or such other page as may replace "Telerate page 3750" on such service) or such other service displaying the offer prices, as may replace Dow Jones Markets.

          "Treasury Rate" means, with respect to a Remarketing Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Remarketing Date.

          The Treasury Rate shall be calculated on the third Business Day preceding the Remarketing Date.

          If DTC is at any time unwilling, unable or ineligible to continue as depositary of the Securities of this Series and a successor depositary is not appointed by the Company within 90 days, or if the Company at any time determines not to have the Securities of this Series represented by one or more registered global Securities, the Company will issue the Securities of this Series in definitive form in exchange for the registered global Securities.

          The Securities are issuable only in book-entry form. The Securities may be represented by one or more registered global Securities deposited with DTC and registered in the name of the nominee of DTC, with certain limited exceptions. So long as DTC or any successor depository or its nominee is the registered holder of a global Security, DTC, such depository or such nominee, as the case may be, will be considered to be the sole holder of the Security for all purposes of the Indenture. Except as provided below, an owner of a beneficial interest in a global Security will not be entitled to have the Securities represented by such global Security registered in such owner's name, will not receive or be entitled to receive physical delivery of the Securities in certificated form and will not be considered the owner or holder thereof under the Indenture. Each person owning a beneficial interest in a global Security must rely on DTC's procedures and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. If the Company requests any action of holders or if an owner of a beneficial interest in a global Security desires to take any action that a holder is entitled to take under the Indenture, DTC will authorize the participants holding the relevant beneficial interests to give or take such action, and such participants will otherwise act upon the instructions of beneficial owners holding through them.

          Initially, the Trustee will be the Security Registrar, the Paying Agent and the Transfer Agent for this Security. The Company reserves the rights at any time to remove any Paying Agent, Transfer Agent or Security Registrar without notice, to appoint additional or other Paying Agents, other Transfer Agents and other Security Registrars without notice and to approve any change in the office through which any Paying Agent, Transfer Agent or Security Registrar acts. None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depository, as a holder, with respect to this Security in global form or impair, as between such depository and owners of beneficial interests in such global Security, the operation of customary practices governing the exercise of the rights of such depository (or its nominee) as holder of such global Security.

          The Company may cause CUSIP numbers to be printed on the Securities as a convenience to holders of Securities. No representation is made as to the accuracy of such numbers as printed on the Securities, and reliance may be placed only on the other identification numbers printed thereon.

          This Security shall not be entitled to any benefit under the Indenture hereinafter referred to, or be valid or become obligatory for any purpose, until the Certificate of Authenticity herein shall have been signed by or on behalf of the Trustee.

          Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Indenture.

          The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of Louisiana.